     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 15, 1997

                                                      REGISTRATION NO. 333-20577
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              TRITON SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            MISSISSIPPI                             3578                             64-0628980
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            ------------------------
                            522 EAST RAILROAD STREET
                              LONG BEACH, MS 39560
                                 (601) 868-1317
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               ERNEST L. BURDETTE
                                   PRESIDENT
                              TRITON SYSTEMS, INC.
                            522 EAST RAILROAD STREET
                              LONG BEACH, MS 39560
                                 (601) 868-1317

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

           MICHAEL J. RICCIO, JR., ESQUIRE                           JOHN A. BURGESS, ESQUIRE
               THOMAS M. CAMP, ESQUIRE                               BRENT B. SILER, ESQUIRE
             HUTCHINS, WHEELER & DITTMAR                                HALE AND DORR LLP
              A PROFESSIONAL CORPORATION                                 60 STATE STREET
                  101 FEDERAL STREET                               BOSTON, MASSACHUSETTS 02109
             BOSTON, MASSACHUSETTS 02110                                  (617) 526-6000
                    (617) 951-6600

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] _____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                       CALCULATION  OF  REGISTRATION  FEE

=================================================================================================================
                                                                                     PROPOSED
                                                                     PROPOSED        MAXIMUM
                                                    AMOUNT           MAXIMUM        AGGREGATE       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES                   TO BE         OFFERING PRICE     OFFERING      REGISTRATION
  TO BE REGISTERED                              REGISTERED(1)      PER SHARE(2)      PRICE(2)         FEE(3)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share.......   3,175,000 shares      $9.00        $28,575,000        $8,660
=================================================================================================================

(1) Includes 375,000 shares which the Underwriters have the option to purchase from the Company solely to cover over-allotments, if any. See
    "Underwriting."
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3) Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

EXPLANATORY NOTE: This Amendment No. 5 is being filed solely for the purpose of filing Exhibit 5.1 to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth various expenses in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market listing fee:

                                                                                 AMOUNT
                                                                                --------
    Registration fee under the Securities Act.................................  $ 19,028
    NASD filing fee...........................................................     6,779
    Nasdaq National Market listing fee........................................    50,000
    Legal fees and expenses...................................................   275,000
    Accounting fees and expenses..............................................    75,000
    Blue Sky fees and expenses................................................    15,000
    Printing, engraving and mailing expenses..................................    85,000
    Transfer agent fees and expenses..........................................     5,000
    Miscellaneous.............................................................    69,193
                                                                                --------
              Total...........................................................  $600,000
                                                                                ========

     All the above expenses will be paid by the Company.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and By-laws provide for indemnification of the officers and directors of the Company to the fullest extent permitted by Mississippi law, including some instances with respect to directors where indemnification is otherwise discretionary under Mississippi law. The Articles of Incorporation and By-laws provide that the Company shall indemnify, and upon request shall advance expenses to, in the manner and to the full extent permitted by law, any officer or director who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding; provided, however, the Company shall not indemnify an officer or director if a judgment or final adjudication adverse to the officer or director establishes his liability for (i) the amount of financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the Company or its stockholders, (iii) a violation of
Section 79-4-8.33 of the Mississippi Business Corporation Act relating to unlawful distributions, or (iv) an intentional violation of criminal law. Reference is made to the Company's Articles of Incorporation and By-laws filed as Exhibits 3.2 and 3.4 hereto.

     The Company intends to purchase insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

     Reference is hereby made to Section 11 of the Underwriting Agreement filed as Exhibit 1.1 hereto, which provides for indemnification of the Company, its directors, officers and controlling persons.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Since January 1, 1994, the Company has issued the following securities (giving effect to the 1.65:1 stock split effected in the form of a stock dividend on January 27, 1997), none of which have been registered under the Securities Act of 1933, as amended (the "Act"):

          (a) On July 25, 1996, the Company issued and sold an aggregate of $5.5 million in principal amount of 12% Subordinated Debentures due 2001 of the Company to Summit Investors III, L.P. and Summit Subordinated Debt Fund, L.P. in a private venture capital financing.

          (b) On July 25, 1996, the Company issued an aggregate of 114,000 shares of Series A Preferred Stock for aggregate consideration of $11,400,000 in a private venture capital financing, at a price of $100 per share, to Summit Ventures IV, L.P. and Summit Investors III, L.P.

          (c) On July 25, 1996, the Company issued 6,863,999 shares of Common Stock for aggregate consideration of $100,000 in a private venture capital financing, to Summit Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund, L.P.

          (d) Between July 25, 1996 and January 23, 1997, the Company granted options to purchase an aggregate of 433,655 shares of Non-Voting Common Stock to employees and directors under the Company's 1996 Stock Option Plan.

     No underwriters were involved in any of the foregoing transactions. Such sales of stock and grants of options were made in reliance upon an exemption from the registration provisions of the Act set forth in Section 4(2) thereof relative to sales by an issuer not involving a public offering or the rules and regulations thereunder, or, in the case of certain options to purchase Common Stock, Rule 701 of the Act. All of the foregoing securities are deemed restricted securities for purposes of the Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits. The following is a list of exhibits filed as part of the Registration Statement.


EXHIBIT NO.                                         TITLE
-----------   ----------------------------------------------------------------------------------
     *1.1     Form of Underwriting Agreement
     *3.1     Restated Articles of Incorporation of the Company
     *3.2     Form of Restated Articles of Incorporation of the Company, to be effective upon the closing of the offering
     *3.3     By-Laws of the Company
     *3.4     Form of By-Laws of the Company, to be effective upon the closing of the offering
     *4.1     Specimen stock certificate representing the shares of Common Stock
      5.1     Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to the
              legality of the securities being registered
    *10.1     Stock Purchase and Redemption Agreement, dated July 25, 1996
    *10.2     Redemption Agreement among the Company and the Shareholders, dated July 25, 1996
    *10.3     Shareholders' Agreement among the Company and the Shareholders, dated July 25,
              1996
    *10.4     Registration Rights Agreement among the Company and the Shareholders, dated July
              25, 1996
    *10.5     Credit Agreement between the Company and The First National Bank of Boston, dated
              September 26, 1996
    *10.6     Revolving Credit Note to The First National Bank of Boston, dated September 26,
              1996
    *10.7     Pledge and Security Agreement between the Company and The First National Bank of
              Boston, dated September 26, 1996

EXHIBIT NO.                                         TITLE
-----------   ----------------------------------------------------------------------------------
    *10.8     Collateral Assignment and Security Agreement in Respect of Stock Purchase and
              Redemption Agreement between the Company and The First National Bank of Boston, dated September 26, 1996
    *10.9     Triton Systems, Inc. 1996 Stock Option Plan
   *10.10     Triton Systems, Inc. 1997 Employee Stock Purchase Plan
   *10.11     Employment Agreement with Ernest L. Burdette, dated July 25, 1996
   *10.12     Employment Agreement with Frank J. Wilem, Jr., dated July 25, 1996
   *10.13     Employment Agreement with Robert E. Sandoz, dated July 25, 1996
   *10.14     Purchase and Sale Agreement, among the Company, Ernest L. Burdette, Frank J.
              Wilem, Jr. and Robert E. Sandoz, dated December 31, 1996
   *10.15     Amendment to Employment Agreement with Ernest L. Burdette, dated December 31, 1996
   *10.16     Amendment to Employment Agreement with Frank J. Wilem, Jr., dated December 31,
              1996
   *10.17     Amendment to Employment Agreement with Robert E. Sandoz, dated December 31, 1996
   *10.18     First Amendment to Credit Agreement, dated January 24, 1997, by and between the
              Company and The First National Bank of Boston
   *10.19     First Amendment to Promissory Note, dated as of January 24, 1997, by and between the Company and The First National Bank of Boston
   *10.20     First Amendment to Security Documents, dated January 24, 1997, by and between the
              Company and The First National Bank of Boston
   *10.21     Warrant to Purchase Common Stock of Triton Systems, Inc., dated as of January 24,
              1997
   *10.22     Co-Sale Agreement, dated as of January 24, 1997 by and among the Company, Summit
              Ventures IV, L.P., Summit Investors III, L.P. and Summit Subordinated Debt Fund,
              L.P. and F.S.C. Corp.
   *10.23     Second Amendment to Credit Agreement, dated as of April 9, 1997, by and between the Company and The First National Bank of Boston
   *10.24     First Amendment to Warrant to Purchase Common Stock of Triton Systems, Inc., dated as of April 9, 1997
    *11.1     Statement re computation of per share earnings
    *21.1     Subsidiaries
    *23.1     Consent of Deloitte & Touche LLP
     23.3     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in
              Exhibit 5.1)
    *24.1     Power of Attorney
    *27.1     Financial Data Schedule


------------------------
 * Previously filed

     (b) Financial Statement Schedules. Financial statement schedules have not been filed with this Registration Statement since either they are not applicable or the required information has been included in the Company's financial statements.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Articles of Incorporation, as amended, and Bylaws of the Registrant and the laws of the State of Mississippi, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on the 15th day of April, 1997.

                                            TRITON SYSTEMS, INC.

                                                      /S/ ERNEST L. BURDETTE
                                            By: ................................
                                                      ERNEST L. BURDETTE
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                TITLE                      DATE
------------------------------------------   ------------------------------    ---------------

          /S/ ERNEST L. BURDETTE             President, Chief Executive         April 15, 1997
 ........................................    Officer and Director
            ERNEST L. BURDETTE               (principal executive officer)

        /S/ JEFFREY A. BANDROWSKI            Vice President-Chief Financial     April 15, 1997
 ........................................    Officer (principal accounting
          JEFFREY A. BANDROWSKI              and financial officer)

                    *                        Director                           April 15, 1997
 ........................................
             ROBERT E. SANDOZ

                    *                        Director                           April 15, 1997
 ........................................
           FRANK J. WILEM, JR.

                    *                        Director                           April 15, 1997
 ........................................
            JOSEPH F. TRUSTEY

                    *                        Director                           April 15, 1997
 ........................................
              KEVIN P. MOHAN

                    *                        Director                           April 15, 1997
 ........................................
          CHARLES A. EMLING, III

                    *                        Director                           April 15, 1997
 ........................................
             THOMAS A. COOPER

      By: /S/ JEFFREY A. BANDROWSKI
  ............................... ......
          JEFFREY A. BANDROWSKI
           AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                    TITLE
-----------   -----------------------------------------------------------------------
    *1.1      Form of Underwriting Agreement
    *3.1      Restated Articles of Incorporation of the Company
    *3.2      Form of Restated Articles of Incorporation of the Company, to be
              effective upon the closing of the offering
    *3.3      By-Laws of the Company
    *3.4      Form of By-Laws of the Company, to be effective upon the closing of the offering
    *4.1      Specimen stock certificate representing the shares of Common Stock
     5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as
              to the legality of the securities being registered
   *10.1      Stock Purchase and Redemption Agreement, dated July 25, 1996
   *10.2      Redemption Agreement among the Company and the Shareholders, dated July
              25, 1996
   *10.3      Shareholders' Agreement among the Company and the Shareholders, dated
              July 25, 1996
   *10.4      Registration Rights Agreement among the Company and the Shareholders, dated July 25, 1996
   *10.5      Credit Agreement between the Company and The First National Bank of
              Boston, dated September 26, 1996
   *10.6      Revolving Credit Note to The First National Bank of Boston, dated
              September 26, 1996
   *10.7      Pledge and Security Agreement between the Company and The First
              National Bank of Boston, dated September 26, 1996
   *10.8      Collateral Assignment and Security Agreement in Respect of Stock
              Purchase and Redemption Agreement between the Company and The First
              National Bank of Boston, dated September 26, 1996
   *10.9      Triton Systems, Inc. 1996 Stock Option Plan
   *10.10     Triton Systems, Inc. 1997 Employee Stock Purchase Plan
   *10.11     Employment Agreement with Ernest L. Burdette, dated July 25, 1996
   *10.12     Employment Agreement with Frank J. Wilem, Jr., dated July 25, 1996
   *10.13     Employment Agreement with Robert E. Sandoz, dated July 25, 1996
   *10.14     Purchase and Sale Agreement, among the Company, Ernest L. Burdette,
              Frank J. Wilem, Jr. and Robert E. Sandoz, dated December 31, 1996
   *10.15     Amendment to Employment Agreement with Ernest L. Burdette, dated
              December 31, 1996
   *10.16     Amendment to Employment Agreement with Frank J. Wilem, Jr., dated
              December 31, 1996
   *10.17     Amendment to Employment Agreement with Robert E. Sandoz, dated December
              31, 1996
   *10.18     First Amendment to Credit Agreement, dated January 24, 1997, by and between the Company and The First National Bank of Boston
   *10.19     First Amendment to Promissory Note, dated as of January 24, 1997, by and between the Company and The First National Bank of Boston

EXHIBIT NO.                                    TITLE
-----------   -----------------------------------------------------------------------
   *10.20     First Amendment to Security Documents, dated January 24, 1997, by and between the Company and The First National Bank of Boston
   *10.21     Warrant to Purchase Common Stock of Triton Systems, Inc., dated as of
              January 24, 1997
   *10.22     Co-Sale Agreement, dated as of January 24, 1997 by and among the
              Company, Summit Ventures IV, L.P., Summit Investors III, L.P. and
              Summit Subordinated Debt Fund, L.P. and F.S.C. Corp.
   *10.23     Second Amendment to Credit Agreement, dated as of April 9, 1997, by and between the Company and The First National Bank of Boston
   *10.24     First Amendment to Warrant to Purchase Common Stock of Triton Systems,
              Inc., dated as of April 9, 1997
   *11.1      Statement re computation of per share earnings
   *21.1      Subsidiaries
   *23.1      Consent of Deloitte & Touche LLP
    23.3      Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation
              (included in Exhibit 5.1)
   *24.1      Power of Attorney
   *27.1      Financial Data Schedule


------------------------
* Previously filed